Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2020

DALLAS — (BUSINESS WIRE) July 30, 2020 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2020. Hilltop produced income from continuing operations to common stockholders of $97.7 million, or $1.08 per diluted share, for the second quarter of 2020, compared to $60.1 million, or $0.64 per diluted share, for the second quarter of 2019. Including income from discontinued operations related to the insurance segment, income applicable to common stockholders was $128.5 million, or $1.42 per diluted share, for the second quarter of 2020, compared to $57.8 million, or $0.62 per diluted share, for the second quarter of 2019. Hilltop’s financial results from continuing operations for the second quarter of 2020 reflect both a significant increase in mortgage origination segment net gains from sales of loans and other mortgage production income and a significant build in the allowance for credit losses associated with the deterioration of the economic outlook from the first quarter of 2020 attributable to the market disruption and economic uncertainties caused by COVID-19.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share, payable on August 31, 2020, to all common stockholders of record as of the close of business on August 14, 2020.

As previously announced on April 30, 2020, in light of the uncertain outlook for 2020 due to the COVID-19 pandemic, and Hilltop’s commitment to maintain strong capital and liquidity to meet the needs of its customers and communities during this exceptional period of economic uncertainty, Hilltop’s Board of Directors suspended its stock repurchase program. Hilltop’s Board of Directors has the ability to reinstate the share repurchase program at its discretion as circumstances warrant.

The COVID-19 pandemic has negatively impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of COVID-19 on our operational and financial performance for the remainder of 2020 is dependent on certain developments, including, among others, the broader adverse implications of COVID-19 on our customers and clients, potential further disruption and deterioration in the financial services industry, including the mortgage servicing and commercial paper markets, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic, all of which are uncertain.

Jeremy Ford, President and CEO of Hilltop, said, “While these remain very challenging times and there is significant uncertainty about the future impacts from the pandemic, I am very proud of our teammates across Hilltop as they continue to execute and display compassion for our clients and each other. Our results from the second quarter demonstrate the strength and durability of our operating model as the mortgage franchise delivered record pre-tax income of $138 million on $6 billion of mortgage originations, while the securities business grew pre-tax income by 26% to $28 million from strength in the fixed income capital markets and structured finance business lines. While the Bank incurred a pre-tax loss of $17 million, it generated pre-provision net revenue, or PPNR, of $48 million during the quarter driven by solid net interest income and lower operating expenses. The Bank also recognized approximately $66 million of provision expense related to significant deterioration in the economic outlook from the end of the first quarter through June. In addition to exceptional PPNR performance, we were also able to fortify our strong excess capital and liquidity positions during the quarter by executing a subordinated debt offering and closing the sale of National Lloyds.”

Second Quarter 2020 Highlights for Hilltop:

●	For the second quarter of 2020, net gains from sales of loans and other mortgage production income within our mortgage origination segment was $295.3 million, compared to $131.2 million in the second quarter of 2019, a 125.1% increase;
o	Mortgage loan origination production volume was $6.1 billion during the second quarter of 2020, compared to $4.0 billion in the second quarter of 2019.

Note: Pre-provision net revenue, or PPNR, is a non-GAAP financial measure which represents pre-tax income (loss) plus provision for credit losses. We believe that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

●	The provision for credit losses was $66.0 million during the second quarter of 2020, compared to $34.5 million in the first quarter of 2020;
o	This significant increase in the provision for credit losses during the second quarter of 2020 was primarily associated with the increase in the expected lifetime credit losses under CECL on collectively evaluated loans within the portfolio attributable to the continued market disruption and related macroeconomic uncertainties caused by COVID-19.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the second quarter of 2020 were 3.30% and 23.32%, respectively, compared to 1.74% and 11.63%, respectively, for the second quarter of 2019;
●	Hilltop’s book value per common share increased to $25.08 at June 30, 2020, compared to $23.71 at March 31, 2020;
●	Hilltop’s total assets were $16.9 billion at June 30, 2020 compared to $15.7 billion at March 31, 2020;
o	Included $249.8 million in assets of discontinued operations associated with the insurance segment at March 31, 2020.
●	Loans[1], net of allowance for credit losses, increased to $7.3 billion compared to $6.7 billion at March 31, 2020;
o	Included supporting our impacted banking clients through funding of over 2,800 loans totaling approximately $672 million at June 30, 2020 through the Paycheck Protection Program, or PPP.
●	Non-performing loans were $68.3 million, or 0.65% of total loans at June 30, 2020, compared to $87.4 million, or 0.89% of total loans, at March 31, 2020;
●	As of June 30, 2020, we approved approximately $968 million in COVID-19 related loan modifications;
o	Extent of progression of these loans into non-performing loans during future periods is uncertain.
●	Loans held for sale increased by 6.5% from March 31, 2020 to $2.6 billion at June 30, 2020;
●	Total deposits were $11.6 billion at June 30, 2020, compared to $9.9 billion at March 31, 2020;
●	On May 11, 2020, Hilltop completed the issuance and sale of $50 million aggregate principal amount of 5.75% fixed-to-floating rate subordinated notes due May 2030 and $150 million aggregate principal amount of 6.125% fixed-to-floating rate subordinated notes due May 2035;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.60% and a Common Equity Tier 1 Capital Ratio of 18.46% at June 30, 2020;
o	Ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.
●	Hilltop’s consolidated net interest margin[3] decreased to 2.80% for the second quarter of 2020, compared to 3.41% in the first quarter of 2020;
●	For the second quarter of 2020, noninterest income from continuing operations was $468.1 million, compared to $276.7 million in the second quarter of 2019, a 69.2% increase;
●	For the second quarter of 2020, noninterest expense from continuing operations was $370.2 million, compared to $304.1 million in the second quarter of 2019, a 21.7% increase; and
●	Hilltop’s effective tax rate from continuing operations was 23.3% during the second quarter of 2020, compared to 23.0% during the same period in 2019.

Discontinued Operations

On June 30, 2020, Hilltop completed the sale of its insurance segment, National Lloyds Corporation, for cash proceeds of $154.1 million. Insurance segment results and its assets and liabilities have been presented as discontinued operations. Included within discontinued operations for the second quarter of 2020 is the recognition of a gain associated with this transaction of $32.3 million, net of $5.1 million in transaction costs and subject to post-closing adjustments. The resulting book gain from this sale transaction was not recognized for tax purposes pursuant to the rules under the Internal Revenue code. Income (loss) from discontinued operations, net of income taxes, was $30.8 million, or $0.34 per diluted share, for the second quarter of 2020, compared to ($2.3) million, or ($0.02) per diluted share, for the second quarter of 2019.

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities classified as held for sale.

1  “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for credit losses, of $422.1 million and $505.9 million at June 30, 2020 and March 31, 2020, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2020	2020	2019	2019	2019
Cash and due from banks	$1,655,492	$524,370	$433,626	$281,445	$303,424
Federal funds sold	385	401	394	423	521
Assets segregated for regulatory purposes	194,626	178,805	157,436	83,878	151,271
Securities purchased under agreements to resell	161,457	23,356	59,031	49,998	50,660
Securities:
Trading, at fair value	648,037	393,581	689,576	707,268	601,524
Available for sale, at fair value, net	1,091,348	972,318	911,493	915,334	916,519
Held to maturity, at amortized cost, net	343,198	355,110	386,326	371,361	365,905
Equity, at fair value	122	107	166	164	150
	2,082,705	1,721,116	1,987,561	1,994,127	1,884,098
Loans held for sale	2,592,307	2,433,407	2,106,361	1,984,231	1,609,477
Loans held for investment, net of unearned income	7,849,904	7,345,250	7,381,400	7,321,208	7,202,604
Allowance for credit losses	(156,383)	(106,739)	(61,136)	(55,604)	(55,177)
Loans held for investment, net	7,693,521	7,238,511	7,320,264	7,265,604	7,147,427

Broker-dealer and clearing organization receivables	1,222,627	1,838,789	1,780,280	1,731,979	1,707,249
Premises and equipment, net	210,975	215,261	210,375	203,601	198,266
Operating lease right-of-use assets	119,954	113,395	114,320	119,035	120,965
Other assets	709,246	876,615	460,258	578,422	547,768
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	23,374	25,019	26,666	28,432	30,308
Assets of discontinued operations	—	249,758	248,429	248,407	246,989
Total assets	$16,934,116	$15,706,250	$15,172,448	$14,837,029	$14,265,870

Deposits:
Noninterest-bearing	$3,467,500	$2,865,192	$2,769,556	$2,732,325	$2,598,253
Interest-bearing	8,182,098	7,082,297	6,262,658	5,998,547	5,864,826
Total deposits	11,649,598	9,947,489	9,032,214	8,730,872	8,463,079
Broker-dealer and clearing organization payables	1,158,628	1,259,181	1,605,518	1,546,163	1,531,891
Short-term borrowings	720,164	1,329,948	1,424,010	1,502,755	1,338,893
Securities sold, not yet purchased, at fair value	55,340	22,768	43,817	59,249	45,447
Notes payable	450,158	244,042	256,269	217,841	204,423
Operating lease liabilities	131,411	124,123	125,619	128,295	129,858
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	409,672	408,224	348,519	355,629	284,136
Liabilities of discontinued operations	—	139,730	140,674	145,786	149,326
Total liabilities	14,641,983	13,542,517	13,043,652	12,753,602	12,214,065

Common stock	902	901	906	906	928
Additional paid-in capital	1,439,686	1,437,301	1,445,233	1,441,604	1,473,599
Accumulated other comprehensive income	23,813	20,939	11,419	12,305	7,862
Retained earnings	797,331	676,946	644,860	602,835	544,275
Deferred compensation employee stock trust, net	778	774	776	789	788
Employee stock trust	(150)	(150)	(155)	(170)	(171)
Total Hilltop stockholders' equity	2,262,360	2,136,711	2,103,039	2,058,269	2,027,281
Noncontrolling interests	29,773	27,022	25,757	25,158	24,524
Total stockholders' equity	2,292,133	2,163,733	2,128,796	2,083,427	2,051,805
Total liabilities & stockholders' equity	$16,934,116	$15,706,250	$15,172,448	$14,837,029	$14,265,870

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2020	2020	2019	2019	2019
Interest income:
Loans, including fees	$107,860	$111,168	$115,696	$119,580	$114,325
Securities borrowed	12,883	13,327	16,196	21,010	15,517
Securities:
Taxable	11,698	15,695	15,174	14,885	13,778
Tax-exempt	1,539	1,610	1,572	1,576	1,513
Other	951	3,075	3,180	3,889	3,867
Total interest income	134,931	144,875	151,818	160,940	149,000

Interest expense:
Deposits	11,947	15,124	17,480	18,887	18,036
Securities loaned	10,796	11,277	13,989	17,889	13,470
Short-term borrowings	2,367	4,744	6,244	8,166	6,897
Notes payable	3,768	2,418	2,337	2,265	2,165
Junior subordinated debentures	705	850	909	955	986
Other	790	126	99	132	162
Total interest expense	30,373	34,539	41,058	48,294	41,716

Net interest income	104,558	110,336	110,760	112,646	107,284
Provision for (reversal of) credit losses	66,026	34,549	6,880	47	(672)
Net interest income after provision for (reversal of) credit losses	38,532	75,787	103,880	112,599	107,956

Noninterest income:
Net gains from sale of loans and other mortgage production income	295,317	150,486	120,573	157,050	131,173
Mortgage loan origination fees	45,341	28,554	36,939	37,782	33,409
Securities commissions and fees	34,234	40,069	33,205	34,426	34,142
Investment and securities advisory fees and commissions	29,120	23,180	32,083	28,685	22,859
Other	64,113	29,424	40,846	48,562	55,120
Total noninterest income	468,125	271,713	263,646	306,505	276,703

Noninterest expense:
Employees' compensation and benefits	276,893	196,356	212,498	232,449	212,959
Occupancy and equipment, net	26,174	19,522	30,617	27,002	27,938
Professional services	15,737	14,798	17,211	15,472	13,773
Other	51,405	51,225	47,542	46,263	49,418
Total noninterest expense	370,209	281,901	307,868	321,186	304,088

Income from continuing operations before income taxes	136,448	65,599	59,658	97,918	80,571
Income tax expense	31,808	15,148	13,579	21,472	18,526
Income from continuing operations	104,640	50,451	46,079	76,446	62,045
Income (loss) from discontinued operations, net of income taxes	30,775	3,151	5,623	5,261	(2,254)
Net income	135,415	53,602	51,702	81,707	59,791
Less: Net income attributable to noncontrolling interest	6,939	3,966	2,426	2,289	1,980
Income attributable to Hilltop	$128,476	$49,636	$49,276	$79,418	$57,811

Earnings per common share:
Basic:
Earnings from continuing operations	$1.08	$0.51	$0.48	$0.81	$0.64
Earnings (losses) from discontinued operations	0.34	0.04	0.06	0.06	(0.02)
	$1.42	$0.55	$0.54	$0.87	$0.62
Diluted:
Earnings from continuing operations	$1.08	$0.51	$0.48	$0.81	$0.64
Earnings (losses) from discontinued operations	0.34	0.04	0.06	0.05	(0.02)
	$1.42	$0.55	$0.54	$0.86	$0.62

Cash dividends declared per common share	$0.09	$0.09	$0.08	$0.08	$0.08

Weighted average shares outstanding:
Basic	90,164	90,509	90,606	91,745	93,399
Diluted	90,164	90,550	90,711	91,824	93,418

	Three Months Ended June 30, 2020
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,102	$9,663	$(1,667)	$—	$(3,232)	$5,692	$104,558
Provision for credit losses	65,600	426	—	—	—	—	66,026
Noninterest income	10,656	122,961	340,487	—	550	(6,529)	468,125
Noninterest expense	56,622	104,411	200,493	—	8,888	(205)	370,209
Income (loss) from continuing operations before taxes	(17,464)	27,787	138,327	—	(11,570)	(632)	136,448
Income (loss) from discontinued operations before taxes	—	—	—	(1,911)	32,341	—	30,430
	$(17,464)	$27,787	$138,327	$(1,911)	$20,771	$(632)	$166,878

	Six Months Ended June 30, 2020
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$188,025	$22,836	$(1,299)	$—	$(4,888)	$10,220	$214,894
Provision for credit losses	99,875	700	—	—	—	—	100,575
Noninterest income	19,427	209,170	519,455	—	2,838	(11,052)	739,838
Noninterest expense	113,589	185,350	340,045	—	13,741	(615)	652,110
Income (loss) from continuing operations before taxes	(6,012)	45,956	178,111	—	(15,791)	(217)	202,047
Income from discontinued operations before taxes	—	—	—	2,103	32,341	—	34,444
	$(6,012)	$45,956	$178,111	$2,103	$16,550	$(217)	$236,491

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2020	2020	2019	2019	2019

Hilltop Consolidated (1):
Return on average stockholders' equity	23.32%	9.38%	9.43%	15.55%	11.63%
Return on average assets	3.30%	1.47%	1.40%	2.26%	1.74%
Net interest margin (2)	2.80%	3.41%	3.30%	3.45%	3.49%
Net interest margin (taxable equivalent) (3):
As reported	2.81%	3.42%	3.31%	3.46%	3.49%
Impact of purchase accounting	10 bps	22 bps	19 bps	26 bps	23 bps
Book value per common share ($)	25.08	23.71	23.20	22.71	21.85
Shares outstanding, end of period (000's)	90,222	90,108	90,641	90,629	92,775
Dividend payout ratio (4)	6.32%	16.41%	14.71%	9.24%	12.92%

Banking Segment:
Net interest margin (2)	3.11%	3.81%	3.77%	3.97%	4.06%
Net interest margin (taxable equivalent) (3):
As reported	3.12%	3.82%	3.78%	3.98%	4.06%
Impact of purchase accounting	12 bps	30 bps	25 bps	35 bps	31 bps
Accretion of discount on loans ($000's)	3,217	6,639	5,698	7,868	6,444
Net charge-offs (recoveries) ($000's)	16,382	1,508	1,348	(380)	2,960
Return on average assets	-0.42%	0.33%	1.17%	1.51%	1.43%
Fee income ratio	10.2%	8.5%	10.8%	8.3%	10.3%
Efficiency ratio	54.1%	55.5%	54.9%	50.5%	55.9%
Employees' compensation and benefits ($000's)	31,583	32,347	31,455	31,309	33,050

Broker-Dealer Segment:
Net revenue ($000's) (5)	132,624	99,382	113,128	121,466	116,969
Employees' compensation and benefits ($000's)	79,697	56,550	64,301	69,954	70,333
Variable compensation expense ($000's)	52,372	32,024	39,505	44,921	44,833
Compensation as a % of net revenue	60.1%	56.9%	56.8%	57.6%	60.1%
Pre-tax margin (6)	21.0%	18.3%	21.4%	22.2%	18.9%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,204,573	2,341,847	2,958,176	3,380,812	3,329,024
Refinancings	2,894,486	1,280,741	1,442,329	1,390,989	631,065
Total mortgage loan originations - volume	6,099,059	3,622,588	4,400,505	4,771,801	3,960,089
Mortgage loan sales - volume ($000's)	5,934,914	3,486,249	4,226,425	4,316,118	3,338,070
Net gains from mortgage loan sales (basis points):
As reported	368	325	304	335	333
Impact of sales to banking segment	(1)	(13)	(8)	(1)	0
Mortgage servicing rights asset ($000's) (7)	81,263	30,298	55,504	51,297	53,695
Employees' compensation and benefits ($000's)	160,824	100,328	109,753	123,890	106,449
Variable compensation expense ($000's)	113,826	58,280	67,224	81,287	65,516

Insurance Segment:
Loss and LAE ratio	78.5%	39.7%	43.6%	44.9%	74.6%
Expense ratio	39.1%	38.0%	40.5%	38.3%	38.4%
Combined ratio	117.6%	77.7%	84.1%	83.2%	113.0%
Employees' compensation and benefits ($000's)	3,220	2,777	2,929	2,748	2,784

(1)	Ratios and financial data presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.3 million, $0.3 million, $0.1 million, $0.1 million, and $0.2 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.1 million, $0.1 million, and $0.2 million, respectively, for the periods presented.
(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2020	2020	2019	2019	2019
Tier 1 capital (to average assets):
PlainsCapital	10.37%	12.06%	11.61%	11.79%	12.53%
Hilltop	12.60%	13.03%	12.71%	12.67%	13.00%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.03%	13.33%	13.45%	13.25%	13.84%
Hilltop	18.46%	15.96%	16.70%	16.15%	16.32%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.03%	13.33%	13.45%	13.25%	13.84%
Hilltop	19.06%	16.38%	17.13%	16.58%	16.77%
Total capital (to risk-weighted assets):
PlainsCapital	14.88%	14.26%	14.13%	13.87%	14.48%
Hilltop	21.82%	17.00%	17.55%	16.95%	17.14%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2020	2020	2019	2019	2019
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	13,743	23,352	7,308	8,727	5,276
Commercial and industrial	32,259	47,121	15,262	13,313	14,152
Construction and land development	1,404	1,402	1,316	1,358	1,413
1-4 family residential	20,552	15,237	12,204	12,103	11,136
Consumer	308	310	26	30	34
Broker-dealer	—	—	—	—	—
	68,266	87,422	36,116	35,531	32,011

Non-performing loans as a % of total loans	0.65%	0.89%	0.38%	0.38%	0.36%

Other real estate owned ($000's)	26,602	15,429	18,202	18,738	20,753

Other repossessed assets ($000's)	315	315	—	—	—

Non-performing assets ($000's)	95,183	103,166	54,318	54,269	52,764

Non-performing assets as a % of total assets	0.56%	0.66%	0.36%	0.37%	0.37%

Loans past due 90 days or more and still accruing ($000's)	124,682	101,300	102,707	81,678	77,425

Troubled debt restructurings included in accruing loans held for investment ($000's)	2,025	2,286	2,173	2,222	2,256

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications. The Bank’s COVID-19 payment deferral programs allow for a deferral of principal and/or interest payments with such deferred principal payments due and payable on maturity date of the existing loan. As of June 30, 2020, the Bank’s actions included approval of approximately $968 million in COVID-19 related loan modifications. The extent to which these measures will impact with Bank is uncertain, and any progression of these loans into non-accrual status, during future periods is uncertain and will depend on future developments that cannot be predicted.

	Three Months Ended June 30,
	2020			2019
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,308,368	$20,036	3.47%	$1,307,251	$15,041	4.60%
Loans held for investment, gross (2)	7,744,395	87,823	4.50%	7,078,807	99,284	5.57%
Investment securities - taxable	1,681,336	12,489	2.97%	1,733,536	14,654	3.38%
Investment securities - non-taxable (3)	215,645	1,822	3.38%	227,953	1,687	2.96%
Federal funds sold and securities purchased under agreements to resell	61,956	(7)	(0.04)%	69,369	369	2.13%
Interest-bearing deposits in other financial institutions	1,569,277	541	0.14%	325,130	1,982	2.44%
Securities borrowed	1,375,849	12,883	3.70%	1,598,063	15,517	3.84%
Other	59,917	439	2.95%	68,990	1,682	9.77%
Interest-earning assets, gross (3)	15,016,743	136,026	3.60%	12,409,099	150,216	4.81%
Allowance for credit losses	(102,216)			(59,437)
Interest-earning assets, net	14,914,527			12,349,662
Noninterest-earning assets	1,603,791			1,414,227
Total assets	$16,518,318			$13,763,889

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,925,031	$11,946	0.61%	$5,792,236	$18,036	1.25%
Securities loaned	1,280,958	10,797	3.39%	1,462,370	13,470	3.69%
Notes payable and other borrowings	1,110,516	7,998	2.88%	1,389,295	10,674	3.06%
Total interest-bearing liabilities	10,316,505	30,741	1.20%	8,643,901	42,180	1.95%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,303,165			2,549,792
Other liabilities	658,416			551,333
Total liabilities	14,278,086			11,745,026
Stockholders’ equity	2,215,538			1,995,811
Noncontrolling interest	24,694			23,052
Total liabilities and stockholders' equity	$16,518,318			$13,763,889

Net interest income (3)		$105,285			$108,036
Net interest spread (3)			2.40%			2.86%
Net interest margin (3)			2.81%			3.49%

(1)	Information presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.3 million and $0.2 million for the three months ended June 30, 2020 and 2019, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 31, 2020. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2020 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2020, Hilltop employed approximately 4,800 people and operated approximately 420 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (ii) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (iii) the credit risks of lending activities, including our ability to estimate credit losses, as well as the effects of, and trends in, loan delinquencies and write-offs; (iv) changes in the interest rate environment; and (v) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.